                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS

                                                                                   YEAR ENDED DECEMBER 31,
                                                                              ---------------------------------
                                                                                1994        1993         1992
                                                                              --------     -------     --------
                                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                                            DATA)

PRIMARY
     Income before cumulative effect of accounting change.................    $107,067     $19,763     $ 53,865
     Interest on convertible subordinated debentures (net of tax).........       1,109       5,363        5,445
     Adjustment for dividend requirements of preferred stock..............         (20)        (24)         (24)
                                                                              --------     -------     --------
                                                                               108,156      25,102       59,286
     Cumulative effect of accounting change...............................       --          --         (14,690)
                                                                              --------     -------     --------
               Total......................................................    $108,156     $25,102     $ 44,596
                                                                              --------     -------     --------
                                                                              --------     -------     --------
     Weighted average shares outstanding..................................      54,812      49,055       44,026
     Assumed conversions:
          Convertible subordinated debentures.............................       1,266       5,500        5,500
          Stock options...................................................         300         311          275
                                                                              --------     -------     --------
               Total......................................................      56,378      54,866       49,801
                                                                              --------     -------     --------
                                                                              --------     -------     --------
     Per share amount:
          Income before cumulative effect of accounting change............    $   1.92     $  0.46     $   1.19
          Cumulative effect of accounting change..........................       --          --           (0.29)
                                                                              --------     -------     --------
          Net income......................................................    $   1.92     $  0.46     $   0.90
                                                                              --------     -------     --------
                                                                              --------     -------     --------
FULLY DILUTED
     Income before cumulative effect of accounting change.................    $107,067     $19,763     $ 53,865
     Interest on dilutive debentures (net of tax).........................       1,109       5,366        5,450
                                                                              --------     -------     --------
                                                                               108,176      25,129       59,315
     Cumulative effect of accounting change...............................       --          --         (14,690)
                                                                              --------     -------     --------
               Total......................................................    $108,176     $25,129     $ 44,625
                                                                              --------     -------     --------
                                                                              --------     -------     --------
     Weighted average shares outstanding..................................      54,812      49,055       44,026
     Assumed conversions:
          Convertible subordinated debentures.............................       1,266       5,519        5,526
          Stock options...................................................         300         465          392
          Preferred stock.................................................         129         149          156
                                                                              --------     -------     --------
               Total......................................................      56,507      55,188       50,100
                                                                              --------     -------     --------
                                                                              --------     -------     --------
     Per share amount:
          Income before cumulative effect of accounting change............    $   1.91     $  0.46     $   1.18
          Cumulative effect of accounting change..........................       --          --           (0.29)
                                                                              --------     -------     --------
          Net income......................................................    $   1.91     $  0.46     $   0.89
                                                                              --------     -------     --------
                                                                              --------     -------     --------